Exhibit 99.1

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2019

TABLE OF CONTENTS

Page
Independent Auditors’ Report	1-2
Consolidated Balance Sheet	3
Consolidated Statement of Income	4
Consolidated Statement of Stockholders’ and Members’ Equity	5
Consolidated Statement of Cash Flows	6
Notes to Consolidated Financial Statements	7-14

Schedule
Number
CONSOLIDATED SUPPLEMENTARY INFORMATION
Consolidated Schedule of Cost of Goods Sold	I
Consolidated Schedule of Operating Expenses	II

To the Officers, Stockholders, and Members

Northeast Power Systems, Inc. and Subsidiaries

Queensbury, NY

Independent Auditors’ Report

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Northeast Power Systems, Inc. (a New York Corporation) and its Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2019, and the related consolidated statements of income, stockholders’ and members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Northeast Power Systems, Inc. and Subsidiaries

Page Two

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northeast Power Systems, Inc. and Subsidiaries as of December 31, 2019, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidated supplementary information appearing on Schedules I and II is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Albany, New York

December 8, 2020

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheet December 31, 2019

Assets

Current Assets:
Cash	$3,230,838
Accounts receivable, net (Note 2)	5,184,101
Inventory, net (Note 3)	2,792,086
Total current assets	11,207,025

Property and equipment, net (Note 4)	2,329,706
Due from officers (Note 6)	1,628,356
Other assets	2,100
Total Assets	$15,167,187

Liabilities And Stockholders' And Members' Equity
Current liabilities:
Accounts payable	$789,859
Accrued expenses	560,566
Current portion of long-term debt (Note 7)	42,641
Customer deposits (Note 8)	4,597,528
Total current liabilities	5,990,594

Long-term debt (Note 7)	389,833

Total liabilities	6,380,427

Stockholders' and members' equity	8,786,760

Total Liabilities and Stockholders' and Members' Equity	$15,167,187

See independent auditors' report

The accompanying notes are an integral part of these consolidated financial statements

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statement of Income

For the Year Ended December 31, 2019

		%
Net sales	$28,779,568	100.0
Cost of goods sold	20,849,650	72.4

Gross profit	7,929,918	27.6

Operating expenses	2,569,812	8.9

Operating profit	5,360,106	18.7

Other income (expenses):
Gain on sale of property and equipment	70,537	0.2
Interest income	36,091	0.1
Interest expense	(22,715)	(0.1)
Total other income (expenses), net	83,913	0.2

Consolidated Net Income	$5,444,019	18.9

Net income attributable to non-controlling interest	$120,364	0.4

Net income attributable to controlling interest	5,323,655	18.5

Consolidated Net Income	$5,444,019	18.9

See independent auditors' report

The accompanying notes are an integral part of these consolidated financial statements

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders' and Members' Equity

For the Year Ended December 31, 2019

	Total	Common Stock*	Treasury Stock **	Retained Earnings	Non-Controlling Interest/VIE's

Balance at December 31, 2018	8,482,647	279,225	(1,500)	6,318,214	1,886,708
Consolidated net income	5,444,019	-	-	5,323,655	120,364
Distributions, net	(5,139,906)	-	-	(5,139,906)	-
Balance At December 31, 2019	$8,786,760	$279,225	$(1,500)	$6,501,963	$2,007,072

*Common stock - no par value, 200 shares authorized, 73 shares issued, and 63 shares outstanding

**Treasury stock - 10 shares at cost

See independent auditors' report

The accompanying notes are an integral part of these consolidated financial statements

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2019

Operating activities:
Consolidated net income	$5,444,019
Adjustments to reconcile consolidated net income to net cash flows from operating activities:
Depreciation and amortization	142,467
Provision for losses on accounts receivable	41,342
Reserve for inventory obsolescence	276,769
Gain on sale of property and equipment	(70,537)
Changes in operating assets and liabilities:
Accounts receivable	166,789
Inventory	3,039,155
Accounts payable, accrued expenses, and customer deposits	(2,921,880)
Net cash flows from operating activities	6,118,124

Investing activities:
Property and equipment expenditures	(262,015)
Proceeds from sale of property and equipment	79,395
Principal repayments on due from officers	41,132
Net cash flows for investing activities	(141,488)

Financing activities:
Stockholders' and members' distributions, net	(5,139,906)
Principal repayments on long-term debt	(40,866)
Net cash flows for financing activities	(5,180,772)

Net increase in cash	795,864

Cash - beginning	2,434,974

Cash - ending	$3,230,838

Supplemental disclosures of cash flows information:

Interest Paid	$22,715

See independent auditors' report

The accompanying notes are an integral part of these consolidated financial statements

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

 Notes to Consolidated Financial Statements

Note 1: Summary Of Significant Accounting Policies

Background information

Primary beneficiary:

Northeast Power Systems, Inc. was formed in January 1995 under the laws of New York State and the corporate headquarters are located in Queensbury, New York. The Company is a global provider of medium-voltage metal-enclosed power capacitor banks and harmonic filter banks for use on electric power systems. The Company also offers onsite startup, commissioning, and maintenance services, as well as power system analysis and filter design studies.

The Company extends credit to businesses in a variety of industries throughout the United States as well as globally.

The Company pays commissions to and collects dividends from NEPSI International, Inc.

The Company pays rent to Northeast Power Realty, LLC.

Variable interest entities (VIEs):

Northeast Power Realty, LLC was formed in April 1999 under the laws of the State of New York. The Company was formed for the purpose of acquiring and renting property and warehouse space located in Queensbury, New York. The Company primarily rents property and warehouse space to Northeast Power Systems, Inc.

Basis of consolidation - Accounting principles generally accepted in the United States of America require certain VIEs to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

These consolidated financial statements include the financial statements of Northeast Power Systems, Inc. and wholly-owned subsidiary NEPSI International, Inc. and VIE, Northeast Power Realty, LLC, of which Northeast Power Systems, Inc. is the primary beneficiary. All transactions and balances between Northeast Power Systems, Inc. and the subsidiaries have been eliminated upon consolidation.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1: Summary Of Significant Accounting Policies (Continued)

Accounts receivable and allowance for doubtful accounts - Accounts receivable are comprised of amounts billed and currently due from customers. Accounts receivable are amounts related to any unconditional right the Company has to receive consideration. Receivables are considered past due when payment is not received within the period allowed under the terms of the sale or contract. Periodically, management reviews past due receivables and allows for all accounts deemed uncollectible after all reasonable collection efforts have been exhausted. The allowance for doubtful accounts is principally comprised of amounts considered to be appropriate, based primarily upon the Company’s past credit loss experience and an evaluation of potential losses in the receivables outstanding.

Inventory - Inventory is stated at the lower of cost or net realizable value with cost being determined by the first-in, first-out (FIFO) method. The Company records obsolescence and any adjustments to net realizable value (if lower than cost) based on current and anticipated demand, customer needs, and market conditions. Physical inventories are taken at least annually, and inventory records are adjusted accordingly.

Depreciation - The cost of property and equipment is depreciated over the estimated useful lives of the related assets using the straight-line and accelerated methods.

Amortization - The cost of mortgage closing costs is being amortized on the straight-line method over their useful lives.

Advertising - Advertising costs are charged to operations when incurred.

Shipping and handling charges - The Company has elected to treat freight and delivery charges for the delivery of goods as a fulfillment activity rather than a separate performance obligation. The Company’s shipping and handling costs are included in cost of sales.

Income taxes - The stockholders of Northeast Power Systems, Inc. have elected to be taxed as a Small Business Corporation under Section 1362 of the Internal Revenue Code and section 660 of article 22 of the New York State Tax Law. Under these provisions all items of taxable income, expense, and tax credits are passed through to its stockholders.

Northeast Power Realty, LLC is a partnership and, as such, is not subject to income taxes. Net income or loss from operations is reported on the members’ personal income tax returns.

NEPSI International, Inc. is an IC-DISC and, as such, is not subject to income taxes. Net income or loss from operations is reported on the parent company's income tax return.

Tax positions are evaluated and recognized in the consolidated financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1: Summary Of Significant Accounting Policies (Continued)

Estimates - The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The application of these accounting principles involves the exercise of judgment and use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates. The Company periodically evaluates estimates and assumptions used in the preparation of the consolidated financial statements and makes changes on a prospective basis when adjustments are necessary. Significant estimates made by the Company in the accompanying consolidated financial statements include computing the allowance for doubtful accounts and inventories. Actual results could differ from these estimates.

Recently issued accounting standards - In May 2014, ASU 2014-09, Revenue from Contracts with Customers (Topic 606), was issued that replaces the existing revenue recognition framework regarding contracts with customers. This standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the standard requires disclosures of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The standard is designed to create greater comparability for financial statement users across industries, jurisdictions, and capital markets, and also requires enhanced disclosures. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application.  Specifically, ASC 606, Revenue from Contracts with Customers, for which the effective date will be deferred (on an optional basis) for private companies (which includes those entities that are not public business entities [as defined by the Master Glossary of the ASC]) and not-for-profit entities that have not yet issued financial statements reflecting the adoption of ASC 606.  For these entities, the FASB will defer the effective date of ASC 606 to annual reporting periods beginning after December 15, 2019, and interim periods within annual periods beginning after December 15, 2020.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes leasing guidance in Topic 840, Leases. Under the new guidance, all leasing arrangements with terms greater than twelve months are required to recognize lease assets and lease liabilities on the consolidated balance sheets. Leases will be classified as either finance or operating, with classification affecting the expense recognition in the consolidated statements of income. In October 2019 and again in June 2020, FASB issued deferrals of the effective date. The new standard is now effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022.

The Company is currently evaluating the effects that these standards will have on its consolidated financial statements.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 2: Accounts Receivable

Accounts receivable at December 31, 2019 consist of:

Accounts receivable - trade	$5,271,001
Less: allowance for doubtful accounts	86,900

Total	$5,184,101

Bad debt expense charged to operations for the year ended December 31, 2019 was $41,342.

Note 3: Inventory

Inventory at December 31, 2019 consists of:

Raw materials	$3,149,272
Enclosures	452,845
Inventory reserve	(810,031)

Total	$2,792,086

Reserves for inventory considered to be excess or obsolete in the amount of $276,769 were charged to cost of goods sold for the year ended December 31, 2019.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 4: Property and Equipment

Property and equipment, stated on the consolidated balance sheet at cost less accumulated depreciation, at December 31, 2019 consist of:

		Accumulated
Item	Cost	Depreciation
Land	$96,547	$-
Buildings and improvements	2,315,577	440,793
Machinery and equipment	1,571,728	1,464,575
Vehicles	453,280	260,732
Furniture, fixtures, and computer equipment	349,248	290,574
	4,786,380	$2,456,674
Less: accumulated depreciation	2,456,674
Total	$2,329,706

Depreciation expense charged to operations for the year ended December 31, 2019 was $141,067.

Note 5: Short-Term Borrowings

The Company has a $2,500,000 line of credit with a bank. The line of credit is secured by certain assets of the Company. Interest is charged at the prime rate plus 0.75% (the prime rate was 4.75% at December 31, 2019). The Company had $2,500,000 available at December 31, 2019.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 6: Related Party Transactions

At December 31, 2019, the Company was involved in various transactions with stockholders of the Company. Transactions and balances with the related parties at December 31, 2019 consist of:

Due to and from related individuals
Due From Officers - Loans to officers with no specific repayment terms and interest payable at the applicable AFR rate.	$1,628,356

Income and expenses
Interest Income - Collected from Officers	$27,536

Note 7: Long-Term Debt

Long-term debt at December 31, 2019 consists of:

Northeast Power Realty, LLC has two mortgages payable to a bank. The mortgages are due ranging from August 2021 to July 2032 in monthly payments ranging from $1,680 to $3,573 including interest payable at rates ranging from 4.12%to 4.875%. Subsequent to year end these mortgages were paid off as part of the sale of the business in 2020.	$432,474

Less: current portion	42,641

Long-Term Portion	$389,833

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 7: Long-Term Debt (Continued)

Maturities of long-term debt are as follows:

2020	$42,641
2021	37,303
2022	26,298
2023	27,609
2024	28,986
Thereafter	269,637
Total	$432,474

Total interest expense for the year ended December 31, 2019 was $22,715.

Note 8: Customer Deposits

Customer deposits represent amounts recorded when customers remit contractual cash payments in advance of us satisfying performance obligations under contractual arrangements. Customer deposits are derecognized when revenue is recorded, either when a milestone is met triggering the contractual right to bill or when the performance obligation is satisfied.

Note 9: Employee Benefit Plan

Northeast Power Systems, Inc. has adopted a 401(k) profit sharing plan covering substantially all of its employees. Contributions for the years ended December 31, 2019 amounted to $150,002. The annual contribution is at the discretion of the Company’s management.  The amount contributed for the year ended December 31, 2019 is included in accrued expenses.

Note 10: Concentrations Of Credit Risk

Financial instruments that potentially subject Northeast Power Systems, Inc. and subsidiaries to concentrations of credit risk consist principally of cash in financial institutions. Accounts at each institution are insured up to the Federal Deposit Insurance Corporation limits.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 11: Commitments And Contingencies

The Company follows the guidance for uncertainty in income taxes. As of December 31, 2019, the Company believes that it has appropriate support for the income tax positions taken and to be taken on its tax returns based on an assessment of many factors including experience and interpretations of tax laws applied to the facts of each matter. The Company has concluded that there are no significant uncertain tax positions requiring disclosure, and there are no material amounts of unrecognized tax benefits.

Note 12: Variable Interest Entities

Northeast Power Systems, Inc. is the primary beneficiary of Northeast Power Realty, LLC which qualifies as variable interest entity. This determination was based on the fact that the Company has guaranteed the debt of the VIE and directs the activities of the VIE based on the relationship listed in Note 1 of these consolidated financial statements. Except for amounts contractually required, Northeast Power Systems, Inc. did not provide any further financial support to Northeast Power Realty, LLC.

The assets and liabilities and revenues and expenses of the Northeast Power Realty, LLC have been included in the accompanying consolidated financial statements. As of December 31, 2019, the VIE had assets of $2,155,777, net of eliminations of $283,769, and liabilities of $432,474, net of eliminations of $-0-.

Apart from those amounts, creditors and beneficial holders of Northeast Power Realty, LLC have no recourse to the assets or general credits of Northeast Power Systems, Inc.

Note 13: Subsequent Events

Subsequent events have been evaluated through December 8, 2020, which is the date the consolidated financial statements were available to be issued.

As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which could negatively impact business operating results and cause volatility in financial markets. However, the duration and any related financial impact is unknown at this time.

On October 1, 2020, Northeast Power Systems, Inc. and Subsidiaries (the Company) entered into a Stock Purchase Agreement with American Superconductor Corporation (AMSC).  Pursuant to the terms of the Stock Purchase Agreement and concurrently with entering into such agreement, the Company sold all of the issued and outstanding (i) shares of capital stock of Northeast Power Systems, Inc. and (ii) membership interests of Northeast Power Realty, LLC.  Northeast Power Systems, Inc. became a wholly-owned subsidiary of AMSC and will be operated by their grid business unit. The sale price was $26 million in cash and 873,657 restricted shares of common stock of AMSC.  The transaction also includes an earn-out opportunity with the potential for the issuance of up to an additional 1.0 million shares of common stock of AMSC to the selling stockholders based on the achievement by Northeast Power Systems, Inc. of certain revenue targets for the fiscal years ending March 31, 2021 through March 31, 2024.

CONSOLIDATED SUPPLEMENTARY INFORMATION

Schedule I

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Schedule of Cost of Goods Sold

For the Year Ended December 31, 2019

Cost of goods sold:
Beginning inventory	$6,108,010
Materials	14,254,010
Labor	2,223,355
Commissions	542,242
Freight	488,357
Selling	21,910
Other	3,852
Ending inventory	(2,792,086)
Total Cost Of Goods Sold	$20,849,650

Schedule II

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Schedule Of Operating Expenses

For the Year Ended December 31, 2019

Operating expenses:
Officers' salaries	$576,174
Other salaries	417,421
Health Insurance	337,975
Insurance	299,106
Payroll taxes	250,847
Profit sharing	150,002
Depreciation and amortization	142,467
Professional fees	112,692
Miscellaneous	59,491
Occupancy costs	49,234
Office expense	48,262
Bad debt	41,342
Utilities	40,846
Maintenance and repairs	16,015
Communication	12,883
Bank and finance charges	7,997
Waste disposal	4,022
Auto and travel	1,836
Contributions	1,200
Total Operating Expenses	$2,569,812